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                                                                     EXHIBIT 1.3


                             CONOCO FUNDING COMPANY

                                DEBT SECURITIES
              FULLY AND UNCONDITIONALLY GUARANTEED BY CONOCO INC.


                             UNDERWRITING AGREEMENT

         1. Introductory. Conoco Inc., a Delaware corporation ("CONOCO"), and Conoco Funding Company, an unlimited liability company incorporated under the laws of Nova Scotia, Canada and a wholly owned subsidiary of Conoco ("Conoco Funding"; Conoco Funding, together with Conoco jointly and severally, being hereafter called the "Company") propose that Conoco Funding will issue and sell from time to time certain of its unsecured debt securities fully and unconditionally guaranteed by Conoco registered under the registration statement referred to in Section 2(a) (such securities, including the guarantee relating thereto by Conoco (the "Guarantee"), being hereinafter called the "REGISTERED SECURITIES"). The Registered Securities will be issued under an indenture, to be dated as of October 11, 2001 ("INDENTURE"), among Conoco, Conoco Funding and Bank One, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
Section 3, for resale in accordance with terms of offering determined at the time of sale.

         The Registered Securities involved in any such offering are hereinafter referred to as the "OFFERED SECURITIES". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that:

                  (a) A registration statement (Nos. 333-69198 and 333-69198-01), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3 and including any documents incorporated by reference, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter


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         referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications ("TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of the Offered Securities to be purchased by each Underwriter, the commission or fee to be paid to the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "CLOSING DATE"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, Conoco Funding will deliver against payment of the cash purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire


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transfer to an account previously designated by Conoco or Conoco Funding at a bank acceptable to the Representatives, in each case drawn to the order of Conoco Funding at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

                  (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. The terms "supplement" and "amendment" as used in this Agreement include, without limitation, all documents filed by the Company with the Commission subsequent to the date of the Prospectus that are deemed to be incorporated by reference in the Prospectus. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, Conoco will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of


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         such Terms Agreement and (iii) the date of Conoco's most recent Annual
         Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither Conoco nor Conoco Funding will be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction where it is not now so subject.

                  (g) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of Conoco's annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report (other than a report on Form 11-K) and any definitive proxy statement of Conoco filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning Conoco or Conoco Funding as the Representatives may reasonably request in connection with the offering of the Offered Securities.

                  (h) Conoco Funding will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of Conoco's or Conoco Funding's officers and employees and any other expenses of Conoco or Conoco Funding in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in preparing, printing and distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                  (i) Neither Conoco nor Conoco Funding will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated

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         debt securities issued or guaranteed by Conoco or Conoco Funding and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date specified under "Blackout" in the Terms Agreement; provided, however, that this Section 4(i) shall not prohibit Conoco from offering, selling, contracting to sell or otherwise disposing of, or from publicly disclosing the intention to make any such offer, sale or disposition of, up to $1,000,000,000 principal amount of its Floating Rate Notes.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Terms Agreement, the Representatives, on behalf of the Underwriters, shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and any schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of Conoco, inquiries of officials of Conoco who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements, if any,
                  included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) if any unaudited "capsule" information is
                  contained in the Prospectus, the unaudited consolidated total revenues, net income and net income per share amounts or other amounts constituting such "capsule"


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                  information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                           (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of Conoco and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets (working capital) or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (D) for the period from the closing date of the
                  latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated total revenues or net income;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Conoco and its subsidiaries subject to the internal controls of Conoco's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                  (v) they have read any pro forma financial information which is included in the Prospectus and performed the additional procedures suggested by Example D of Statement of Auditing Standards No. 72.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (b) On or prior to the date of the Terms Agreement, the Representatives, on behalf of the Underwriters, shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect as outlined in


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         Section 5(a) above, except relating to the consolidated financial statements of Gulf Canada Resources Limited as of December 31, 2000 and 1999 and as of June 30, 2001, to each of the three years in the period ended December 31, 2000 and to the three months and six months periods ended June 30, 2001 and 2000.

                  (c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Conoco, Conoco Funding or any Underwriter, shall be contemplated by the Commission.

                  (d) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Conoco and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of Conoco by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Conoco (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or any suspension of trading of any securities of Conoco on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (e) The Representatives, on behalf of the Underwriters, shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for Conoco, to the effect that:

                           (i) Conoco has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Indenture has been duly authorized, executed
                  and delivered by Conoco and has been duly qualified under the Trust Indenture Act; assuming the due authorization, execution and delivery by Conoco Funding of the Indenture and the due authorization, execution, issuance and delivery of the Offered Securities by Conoco Funding in accordance

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                  with the provisions of the Indenture and the Terms Agreement
                  (including the provisions of this Agreement), the Indenture and the Offered Securities are valid and legally binding obligations of Conoco Funding, enforceable against Conoco Funding in accordance with their terms, and the Indenture and the related Guarantee are valid and legally binding obligations of Conoco, enforceable against Conoco in accordance with their terms, except in each case to the extent such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law); and the Offered Securities conform in all material respects to the description thereof contained in the Prospectus;

                           (iii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court is required under the Delaware General Corporation Law, the laws of the State of Texas or the federal laws of the United States for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by Conoco Funding, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                           (iv) The execution, delivery and performance by
                  Conoco of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Delaware General Corporation Law, the laws of the State of Texas or the federal laws of the United States, and Conoco has all necessary corporate power and authority to perform the Guarantee as contemplated by the Indenture;

                           (v) The Registration Statement has become effective
                  under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date (in each case, other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, the other financial, reserve engineering, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment), appear on their face to comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and


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                           (vi) The Terms Agreement (including the provisions of
                  this Agreement) has been duly authorized, executed and delivered by Conoco.

                  Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of Conoco, representatives of the independent public accountants of Conoco, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality in part upon statements of officers and other representatives of Conoco) no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, the other financial, reserve engineering, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need not comment) as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the notes thereto and the auditors's report thereon and the other financial, reserve engineering, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment) as of its issue date or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) The Representatives, on behalf of the Underwriters, shall have received an opinion, dated the Closing Date, of McInnes Cooper, Canadian counsel for Conoco Funding, to the effect that:

                           (i) Conoco Funding has been duly incorporated, is
                  validly existing as an unlimited liability company in good standing under the laws of Nova Scotia, Canada, has the corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each Canadian jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Conoco Funding;

                           (ii) the Terms Agreement (including the provisions of
                  this Agreement) has been duly authorized, executed and delivered by Conoco Funding;

                           (iii) the Indenture has been duly authorized,
                  executed and delivered by Conoco Funding;



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                           (iv) the Offered Securities have been duly authorized
                  and executed by Conoco Funding and issued and delivered by Conoco Funding pursuant to the Indenture;

                           (v) the execution and delivery by Conoco Funding of,
                  and the performance by Conoco Funding of its obligations under, the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities will not contravene any provisions of the memorandum or articles of association of Conoco Funding;

                           (vi) to the knowledge of such counsel, the execution
                  and delivery by Conoco Funding of, and the performance by Conoco Funding of its obligations under, the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities will not contravene any judgment, order or decree of any governmental body, agency or court of Canada or any jurisdiction therein, or any provision of applicable Canadian federal law and no consent, approval, authorization or order of or qualification with any Canadian federal governmental body or agency is required for the performance by Conoco Funding of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities;

                           (vii) a court of competent jurisdiction in the
                  Province of Nova Scotia would give effect to the choice of New York law as chosen by the parties as the proper law governing the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement) provided that such choice of law is bona fide and legal (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; to the knowledge of such counsel, there are no reasons under present law for avoiding the choice of New York law to govern the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement) under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein;

                           (viii) if the Indenture, the Offered Securities and
                  the Terms Agreement (including the provisions of this Agreement) were sought to be enforced in the Province of Nova Scotia in accordance with the laws applicable thereto, as chosen by the parties, namely, New York law, a court of competent jurisdiction in the Province of Nova Scotia would, subject to paragraph (vii) above, and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and apply such law to all issues that, under the conflict of laws rules of the Province of Nova Scotia, are to be determined in accordance with the proper or governing law of a contract, provided that none of the provisions of the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement), or of New York law, are contrary to public policy as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; and further provided that, such court will not apply those laws of New York which a Court of the Province of Nova Scotia would characterize as revenue, expropriatory or penal or the application of which would be inconsistent with public policy, as such term is applied by such Court and, in matters of procedure (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein), the laws of the Province of Nova Scotia will be applied including the Limitations Act, and a court of competent jurisdiction in the Province of Nova Scotia will retain discretion to decline to hear such action and apply such law (i) if it is contrary to public policy (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein) for such court to do so, or (ii) if it is not the proper forum to hear such an action, or (iii) if concurrent proceedings are being brought elsewhere; to the knowledge of such counsel, there are no reasons based on public policy, as that term is understood under the laws of the Province of Nova Scotia and the laws of Canada applicable therein, for avoiding enforcement of the Indenture, the Offered Securities or the Terms Agreement (including the provisions of this Agreement) (with the exception of the indemnity and contribution provisions contained therein);

                           (ix) the laws of the Province of Nova Scotia permit
                  an action to be brought in a court of competent jurisdiction in the Province of Nova Scotia on any final and conclusive judgment in personam for a definite sum of money of any federal or state court located in the Borough of Manhattan in the City of New York ("New York Court") respecting the enforcement of the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement) that is not impeachable as void or voidable under the internal laws of the State of New York if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Nova Scotia (to the knowledge of such counsel, submission under the provisions of the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement) to the jurisdiction of the New York Court will be sufficient for this purpose), and the judgment debtor was properly served in the action leading to such judgment; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Nova Scotia, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriation or penal laws or other laws of a public law nature; (iv) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Nova Scotia; (v) there has been no prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment to be enforced in the Province of Nova Scotia; and (vi) the action to enforce such judgment is commenced within the applicable limitation periods; to the knowledge of such counsel, there are no reasons under present law of the Province of Nova Scotia for avoiding recognition of said judgments of New York Courts which might be rendered in respect of the Indenture, the Offered Securities and the Terms Agreement (including the provisions of this Agreement) based upon public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; and

                           (x) in an action on a final and conclusive judgment
                  in personam for a definite sum of money of a New York Court which is not impeachable as void or voidable under New York law, a court of competent jurisdiction in the Province of Nova Scotia would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process having been served on CT Corporation System as the agent to receive service of process in the United States of America appointed by Conoco Funding under the Terms Agreement (including the provisions of this Agreement) provided Conoco Funding has not purported to revoke the appointment, or CT Corporation System has not terminated the agency or otherwise rendered service on it ineffective.

                  (g) The Representatives, on behalf of the Underwriters, shall have received an opinion, dated the Closing Date, of Wayne C. Byers, Esq., senior counsel for Conoco, to the effect that:

                           (i) Conoco is duly qualified to do business as a
                  foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Conoco and its subsidiaries, taken as whole;

                           (ii) Each Material Subsidiary of Conoco (as defined
                  in the Terms Agreement) has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Conoco and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Material Subsidiary of Conoco have been duly and validly authorized and issued, are fully paid and non-assessable; except as set forth in the Terms Agreement, all of the issued shares of capital stock of each Material Subsidiary and all partnership interests in any Material Subsidiary, where applicable, are owned directly or indirectly by Conoco, free and clear of all liens, encumbrances, equities or claims;

                           (iii) The execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which Conoco, any Material Subsidiary or Conoco Funding is a party or by which Conoco, any Material Subsidiary or Conoco Funding is bound or to which any of the properties of the Company, any Material Subsidiary or Conoco Funding is subject that is material to Conoco and its subsidiaries, taken as a whole, or to Conoco Funding, or the charter or by-laws of Conoco;

                           (iv) The descriptions in the Registration Statement
                  and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and

                           (v) Such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which Conoco or any of its subsidiaries is a party or to which any of the properties of Conoco or any of its subsidiaries is subject that, in such counsel's judgment, are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of Conoco, representatives of the independent public accountants of Conoco, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus other than those referenced in paragraph (iv) above, on the basis of the foregoing no facts came to such counsel's attention that led such counsel to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditor's reports thereon, the other financial, reserve engineering, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need express no belief) as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the notes thereto and the auditors's report thereon and the other financial, reserve engineering, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as of its issue date or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) The Representatives, on behalf of the Underwriters, shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of Conoco, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and Conoco shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (i) The Representatives, on behalf of the Underwriters, shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of Conoco in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of Conoco in this Agreement are true and correct, that Conoco has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Conoco and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (j) The Representatives, on behalf of the Underwriters, shall have received a certificate, dated the Closing Date, of the President or any Vice President of Conoco Funding in which such officer, to the best of his knowledge after reasonable investigation, shall state that the representations and warranties of Conoco Funding in this Agreement are true and correct, that Conoco Funding has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, except as described in such certificate.

                  (k) The Representatives, on behalf of the Underwriters, shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither Conoco nor Conoco Funding will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus supplement relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if Conoco or Conoco Funding had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless Conoco and Conoco Funding, their respective directors and officers and each person, if any, who controls Conoco or Conoco Funding within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities to which Conoco or Conoco Funding may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Conoco or Conoco Funding in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Conoco Funding bear to the total underwriting fees paid to (including any underwriting discounts and commissions received by) the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of Conoco or Conoco Funding, to each officer of Conoco or Conoco Funding who has signed the Registration Statement and to each person, if any, who controls Conoco or Conoco Funding within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non- defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter, Conoco or Conoco Funding, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Conoco or Conoco Funding or their respective officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Conoco or Conoco Funding or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to
Section 7 or the occurrence of any event specified in clause (iii),

(iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to Conoco or Conoco Funding, will be mailed, delivered or telegraphed and confirmed to it at Conoco Inc., 600 North Dairy Ashford, Houston, Texas 77079, Attention: Chief Financial Officer.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon Conoco, Conoco Funding and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives will be binding upon all the Underwriters. None of the services performed by the Underwriters under this Agreement have been or will be performed in Canada for purposes of the Income Tax Act (Canada).

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Each of Conoco and Conoco Funding hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

CONOCO FUNDING HAS APPOINTED CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS AUTHORIZED AGENT (THE "AUTHORIZED AGENT") UPON WHOM PROCESS MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TERMS AGREEMENT (INCLUDING THE PROVISIONS OF THIS AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED THEREBY THAT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK BY ANY UNDERWRITER OR BY ANY PERSON WHO CONTROLS ANY UNDERWRITER.